As filed with the Securities and Exchange Commission on June 2, 2009

Registration No. 333-131704

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE ORCHARD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3365526
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

23 East 4th Street, 3rd Floor
New York, New York 10003

(Address, Including Zip Code, of Each Registrant’s Principal Executive Offices)

Amended and Restated Orchard Enterprises, Inc. 2008 Stock Plan
(formerly the Digital Music Group, Inc. Amended and Restated 2005 Stock Plan)

(Full Title of the Plan)

Alexis H. Shapiro, Esq.
Senior Vice President, General Counsel and Secretary
23 East 4th Street, 3rd Floor
New York, New York 10003
(212) 201-9280

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Services)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 relates to the Registration Statement on Form S-8 (File No. 333-131704) filed with the Securities and Exchange Commission (the “SEC”) by The Orchard Enterprises, Inc., formerly named Digital Music Group, Inc. (the “Registrant”), on February 9, 2006 (the “2006 Registration Statement”) and is being filed to adjust the number of securities covered by the 2006 Registration Statement pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the “Securities Act”).

The 2006 Registration Statement registered 1,200,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Registrant to be issued pursuant to the Registrant’s Amended and Restated 2005 Stock Plan (the “2005 Plan”). On November 14, 2007, the Registrant completed a one-for-three reverse stock split of the Common Stock (the “Reverse Stock Split”). In accordance with Rule 416(b) under the Securities Act, the number of securities that were registered pursuant to the 2006 Registration Statement was proportionately reduced to 400,000 shares of Common Stock to reflect the Reverse Stock Split. The 2005 Plan was subsequently amended and restated in 2008 and is now known as the Amended and Restated Orchard Enterprises, Inc. 2008 Stock Plan. Pursuant to General Instruction E of Form S-8, this Post-Effective Amendment No. 1 hereby incorporates by reference the contents of the 2006 Registration Statement, except as the same may be modified by the information herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits

Exhibit	Description
23	Consent of Marcum LLP (formerly Marcum & Kliegman LLP), Independent Registered Public Accounting Firm.*
24	Powers of Attorney.*

*	filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-131704) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of June, 2009.

THE ORCHARD ENTERPRISES, INC.

By:	/s/ Greg Scholl Greg Scholl President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-131704) has been signed on the 2nd day of June, 2009 by the following persons in the capacities indicated.

Signature	Title
Greg Scholl*	President, Chief Executive Officer and Director (principal executive officer)
Nathan Fong*	Chief Financial Officer (principal financial and accounting officer)
Michael Donahue*	Chairman of the Board and Director
David Altschul*	Director
Viet Dinh*	Director
Nate Peck*	Director
Danny Stein*	Director
Joel Straka*	Director
* By: /s/ Alexis Shapiro (Alexis Shapiro, Attorney-in-fact)**
**	By authority of the powers of attorney filed as Exhibit 24 to this Post-Effective Amendment No. 1.

EXHIBIT INDEX

Exhibit Number	Description
23	Consent of Marcum LLP (formerly Marcum & Kliegman LLP), Independent Registered Public Accounting Firm.*
24	Powers of Attorney.*

*	filed herewith

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